                               MGM MIRAGE, INC.

                           OFFER TO EXCHANGE OPTIONS
                                 ELECTION FORM

   I have received and read the offer to exchange, the cover letter from J. Terrence Lanni, with the attached summary of terms, each dated November 13, 2001, and this election form (together, as they may be amended from time to time, constituting the "offer") offering to eligible employees and directors the opportunity to exchange outstanding stock options having an exercise price of at least $23.00 per share ("eligible options") issued under either MGM MIRAGE's 1997 Nonqualified Stock Option Plan ("1997 Plan") or its original Nonqualified Stock Option Plan (the "1988 Plan" and collectively with the 1997 Plan, the "nonqualified plans") for replacement options to be exercisable at the fair market value on their date of grant and to be issued under the 1997 Plan. The offer expires at 5:00 p.m. Pacific Time on December 12, 2001.

   I understand that to the extent I elect to cancel my eligible options in exchange for the promise to issue new options (the "replacement options"), the number of shares subject to replacement options will be 90% of the number of shares subject to options I cancel in exchange, and the original vesting schedule for my cancelled options will be applied to the replacement options. I understand that for each option I cancel, I lose my right to all outstanding unexercised shares under that option. I UNDERSTAND THAT THERE IS A POSSIBILITY THAT THE EXERCISE PRICE OF THE REPLACEMENT OPTIONS COULD BE HIGHER THAN THE EXERCISE PRICE OF THE ELIGIBLE OPTIONS I AM CANCELLING AND THAT I WILL BE RECEIVING IN EXCHANGE ONLY 90% OF THE OPTIONS I AM CANCELLING. CONSEQUENTLY, I UNDERSTAND THAT MY PARTICIPATION IN THE EXCHANGE MAY RESULT (DEPENDING ON THE EXERCISE PRICE OF THE REPLACEMENT OPTIONS), AND WILL RESULT (BECAUSE OF THE REDUCED NUMBER OF REPLACEMENT OPTIONS), IN A LOSS OF SOME STOCK OPTION BENEFIT. I ALSO UNDERSTAND THAT IF I ELECT TO CANCEL ANY OPTIONS, ALL OPTIONS GRANTED AFTER MAY 11, 2001 WILL ALSO BE CANCELLED AND REPLACED WITH NEW OPTIONS. I AGREE TO ALL TERMS OF THE OFFER.

   Subject to the above understandings, I have indicated whether I elect to participate in the offer as indicated below. I HAVE READ AND FOLLOWED THE INSTRUCTIONS ATTACHED TO THIS FORM.

[_]Yes, I wish to tender for exchange each of the eligible options specified below, as well as all options granted after May 11, 2001:

                                                                        Number of Shares
                                                                     Subject to Unexercised
                    Exercise                 Date of                 Option(s) Which I Wish
Grant Date           Price                   Vesting                      to Exchange
----------          --------                 -------                 ----------------------

   I understand that all of the options which I have listed under the heading "Number of Shares Subject to Unexercised Options Which I Wish to Exchange" will be irrevocably cancelled on December 12, 2001 or such later date that the offer expires (the "expiration date"). I also understand that if I wish to exchange fewer than all of the options granted on a particular date and I do not specify the vesting date of options to be exchanged, you are authorized and instructed to treat the cancellation of each such options on a pro rata basis among the vesting dates of such options.

[_]No, I do not wish to tender for exchange any options.

   I understand that I may change the terms of my election to tender options for exchange (including the number and composition of the options to be exchanged) by submitting a new election form before 5:00 p.m. Pacific Time, on the expiration date. A duly executed and delivered election form will revoke all prior election forms. Accordingly, MGM MIRAGE will act upon the latest election form which I duly execute and deliver prior to the expiration of the offer.


_____________________________________     _____________________________________
Employee Name (Please Print)              Employee Signature

_____________________________________     _____________________________________
Employee ID Number                        Date

_____________________________________     _____________________________________
E-mail Address                            Work Telephone Number

_____________________________________     _____________________________________
Home Address                              Cellular Phone Number

_____________________________________
Home Telephone Number

   RETURN TO SCOTT LANGSNER, SENIOR VICE PRESIDENT AND SECRETARY OF MGM MIRAGE, C/O BELLAGIO, 3600 LAS VEGAS BLVD. SOUTH, LAS VEGAS, NV 89109, NO LATER THAN 5:00 P.M. PACIFIC TIME ON DECEMBER 12, 2001, VIA FACSIMILE AT (702) 693-8830 OR BY HAND DELIVERY.

                         INSTRUCTIONS TO ELECTION FORM

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Election Form.

   A properly completed and executed original of this election form (or a facsimile of it, provided a signed original is submitted as promptly as practicable after the facsimile is sent) and any other documents required by this election form must be received by Scott Langsner, Senior Vice President and Secretary of MGM MIRAGE either by hand delivery or by facsimile at the number listed on the front cover of this election form on or before 5:00 p.m., Pacific Time, on December 12, 2001, or such later date that the offer expires (the "expiration date").

   The method by which you deliver any required documents is at your sole option and risk, and the delivery will be deemed made only when actually received by MGM MIRAGE. In all cases, you should allow sufficient time to ensure timely delivery.

   Tenders of options made through the offer may be changed at any time before the expiration date. If the offer is extended by MGM MIRAGE beyond that time; you may change your election regarding particular tendered options at any time until the extended expiration of the offer. To change your election regarding any or all of your tendered options, you must deliver a new signed and dated original or facsimile (provided the signed original is submitted as promptly as practicable after the facsimile is sent) election form, with the required information, following the procedures described in these instructions. Upon the receipt of such a new, properly signed and dated election form, any previously submitted election form will be disregarded and will be considered replaced in full by the new election form. In addition, although MGM MIRAGE currently intends to accept your validly tendered options promptly after the expiration of the offer, unless MGM MIRAGE accepts your tendered options before 5:00 p.m., Pacific Time, on January 9, 2002, you may withdraw your options submitted for exchange at any time after January 9, 2002.

   MGM MIRAGE will not accept any alternative, conditional or contingent tenders. All tendering option holders, by signing this election form (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the offer to exchange.

2. Inadequate Space.

   If the space provided in this election form is inadequate, the information requested by the table on this election form regarding the options to be tendered should be provided on a separate schedule attached to this election form. Print your name on this schedule and sign it. The schedule should be delivered with the election form, and will thereby be considered part of this election form.

3. Tenders.

   If you intend to tender options through the offer, you must complete the table on this election form by providing the following information for each option that you intend to tender:

  .  grant date;

  .  exercise price;

  .  date of vesting; and

  . the total number of shares subject to unexercised option which you wish to exchange.

   MGM MIRAGE will accept partial tenders of options. Accordingly, you may tender any or all of the unexercised shares subject to eligible options you decide to tender. Also, if you intend to tender any options, then you must tender all of your options that were granted to you after May 11, 2001.

4. Signatures on This Election Form.

   If this election form is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

   If this election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and proper evidence satisfactory to MGM MIRAGE of the authority of that person so to act must be submitted with this election form.

5. Other Information on This Election Form.

   In addition to signing this election form, you must print your name and indicate the date on which you signed. You must also include your current home address, e-mail address and telephone numbers and your employee identification number.

6. Who can I talk to if I have questions about the offer? For additional information or assistance, you should contact:

Employees of the Mirage Resorts    Employees in the                Employees of the
Companies (including Beau Rivage,  corporate offices of            MGM Grand
Bellagio, Golden Nugget,           MGM MIRAGE and                  Companies (including
Mirage Hotel & Casino, Mirage      Mirage Resorts (as well         MGM Grand Hotel,
International, Mirage Resorts,     as employees of MGM             MGM Grand
Incorporated, Shadow Creek         Grand Development               Marketing, New York-
Club and Treasure Island)          and MGM Grand                   New York, MGM
                                   Merchandising and marketing     Grand Detroit and the
                                   employees)                      Primm Properties)

Chris Nordling                     Scott Langsner                  Corey Sanders
Executive Vice President of        Senior Vice President           Senior Vice President/Chief
Finance/Chief Financial Officer    and Secretary                   Financial Officer
Bellagio, LLC                      MGM MIRAGE                      MGM Grand Hotel, LLC
3600 Las Vegas Blvd. South         c/o Bellagio                    3799 Las Vegas Blvd. South
Las Vegas, NV 89109                3600 Las Vegas Blvd. South      Las Vegas, NV 89109
Tel: (702) 693-7137                Las Vegas, NV 89109             Tel: (702) 891-7004
Fax: (702) 693-7141                Tel: (702) 693-8811             Fax: (702) 891-7042
                                   Fax: (702) 693-8830

7. Irregularities.

   All questions as to the number of shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any options will be determined by MGM MIRAGE in its sole discretion. MGM MIRAGE's determination shall be final and binding on all parties. MGM MIRAGE reserves the right to reject any or all tenders of options MGM MIRAGE determines not to be in proper form or the acceptance of which may, in the opinion of MGM MIRAGE's counsel, be unlawful. MGM MIRAGE also reserves the right to waive any of the conditions of the offer and any defect or irregularity in the tender of any particular options, and MGM MIRAGE's interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as MGM MIRAGE shall determine. Neither MGM MIRAGE nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

8. Additional Documents to Read.

   You should be sure to read the offer to exchange, all documents referenced therein, and the letter from J. Terrence Lanni, Chairman of the Board and Chief Executive Officer of MGM MIRAGE, dated November 13, 2001, before deciding to participate in the offer.

9. Important Tax Information.

   You should refer to Section 13 of the offer to exchange, which contains important U.S. federal income tax information.